UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
July 1, 2006
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission File Number)	75-2142963 (IRS Employer Identification No.)

1231 Greenway Drive, Suite 600 Irving, Texas (Address of principal executive offices)	75038 (Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Executive Officer Compensation for Fiscal 2007
The Compensation Committee of the Board of Directors of ACE has established or approved the annual salaries of ACE’s current executive officers (as defined in the Securities and Exchange Commission’s rules), for ACE’s current fiscal year, ending June 30, 2007. These annual salaries are as follows:

•	Jay B. Shipowitz, President and Chief Executive Officer	$525,000
•	Barry M. Barron, Executive Vice President — Operations	$350,000
•	William S. McCalmont, Executive Vice President and Chief Financial Officer	$302,000
•	Walter E. Evans, Senior Vice President and General Counsel	$280,000
The annual salary for Mr. Shipowitz is a component of his compensation under his written employment agreement with ACE. The terms of that employment agreement include an annual review and, if deemed appropriate, increase of Mr. Shipowitz’s base salary by ACE’s Compensation Committee.
None of the executive officers is a party to a written employment agreement with ACE, and the employment of each of those other executive officers is “at-will,” which permits either that executive officer or ACE to terminate employment for any, or no, reason at any time. A summary of the key components of the current compensation arrangements of ACE with those other executive officers for fiscal 2007 is filed as Exhibit 10.1 to this Report.
Forward-looking Statements
This Report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.
Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in this Report and ACE’s other reports filed with the Securities and Exchange Commission, such as:
•	ACE’s relationships with True Financial, LP, Republic Bank & Trust Company, First Bank of Delaware, Travelers Express and its affiliates, and its bank lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact to ACE’s earnings derived from the RBT loans offered by Republic Bank & Trust Company and the FBD loans offered by First Bank of Delaware at ACE’s stores in Pennsylvania and Arkansas from the Federal Deposit Insurance Corporation’s Revised Guidelines for Payday Lending, which took effect on July 1, 2005 and require that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than 3 months in the previous 12 months;

•	any litigation;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.
ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.
Item 9.01. Financial Statements and Exhibits
(c)     Exhibits .
          10.1     Summary of Fiscal 2007 Compensation Arrangements with Certain Executive Officers.
[Signature Page Follows]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Dated: July 3, 2006	By:	/s/ WALTER E. EVANS
Walter E. Evans
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Summary of Fiscal 2007 Compensation Arrangements with Certain Executive Officers.